THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. 1	Original Issue Date: December 76, 2006
Holder:	John Fife

Address:	303 East Wacker Drive
Suite 301
Chicago, IL 60601

ORIGINAL ISSUE DISCOUNT SECURED NOTE

This Note is one of a duly authorized issue of Notes of PHANTOM ENTERTAINMENT, INC., a Delaware corporation, having a principal place of business at 800 Fifth Avenue, Suite 4100, Seattle, Washington 98004 (the “Company”), designated as its Note (the “Note”) in an aggregate face amount of up to Eighty Three Thousand Three Hundred Thirty Three and 00/100 Dollars ($83,333.00) (the “Maturity Amount”). The Note shall be due (i) on June 7, 2007, or (ii) upon an event of default, as defined below (collectively, the “Maturity Date”).

FOR VALUE RECEIVED, the Company promises to pay the Maturity Amount to the Holder or registered assigns on the Maturity Date. Upon an event of default the Maturity Amount shall bear interest at the rate of 18% per annum from the day such interest is due hereunder through and including the date of payment. The principal of, and interest on, this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder last appearing on the Note Register.

This Note is subject to the following additional provisions:

Section 1.    The Notes are exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same but shall not be issuable in denominations of less than integral multiples of Ten Thousand Dollars ($10,000) unless such amount represents the full principal balance of Notes outstanding to such Holder. No service charge will be made for such registration of transfer or exchange.

 Section 2.    Transfer of Note.

(a)    The Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Note; such notice will describe briefly the proposed transfer and will give the Company the name, address, and tax identification number of the proposed transferee, and will further provide the Company with an opinion of the Holder’s counsel that such transfer can be accomplished in accordance with federal and applicable state securities laws. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company’s counsel.

(i)    If in the opinion of such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Note or to dispose of Underlying Shares received upon the previous conversion of this Note, all in accordance with the terms of the notice delivered by the Holder to the Company; provided that an appropriate legend may be endorsed on this Note respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Note.

(ii)    If in the opinion of the counsel referred to in this Section 2, the proposed transfer or disposition of this Note described in the written notice given pursuant to this Section 2 may not be effected without registration or qualification of this Note, the Company shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such as, in the opinion of such counsel, are permitted by law.

(b)    Prior to transfer of this Note in compliance with this Section 2, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 3.    Events of Default.

"Event of Default" wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)    any default in the payment of the principal of, interest on, or other obligations in respect of, this Note, free of any claim of subordination, as and when the same shall become due and payable, (whether on the Maturity Date or by acceleration or otherwise), and said default in payment is not cured within five (5) business days; or

(ii)    the Company or any Pledgor shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Note or the Stock Pledge Agreement, including, but not limited to, the obligation of the Pledgor to issue the True-up Shares and the Company’s failure to offer the Holder a right of first refusal with respect to the issuance by the Company of common stock, or any instruments convertible or exercisable into common stock, as set forth in Section 5 of this Note, and such failure or breach shall not have been remedied within 10 days after the date on which notice of such failure or breach shall have been given; or

(iii)    the Company shall commence a voluntary case under the United States Bankruptcy Code or insolvency laws as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of such involuntary case; or a "custodian" (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay its debts generally as they become due; the Company shall call a meeting of all of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing; or

(iv)    the Company shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture, agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness of the Company in an amount exceeding $2,500,000.00, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

(v)    the Company shall be a party to any Change of Control Transaction (as defined in Section 7), shall sell or dispose of all or in excess of 49% of its assets (based on book value calculation as reflected in the Company’s most recent financial statements) in one or more transactions (whether or not such sale would constitute a Change of Control Transaction); or

(vi)    the Company shall have its common stock suspended or delisted from trading for in excess of three (3) Trading Days; or

(vii)    the Company shall fail to file any reports required by Section 13 or 15(d) of the Exchange Act in a timely manner; or

(viii)    a determination by the U.S. Securities and Exchange Commission or National Association of Securities Dealers that the Company has violated U.S. Securities Laws; or

(ix)    the representations and warranties of the Company and Guarantor are not true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date;

(x)    an action, suit or proceeding in the ordinary course of business is commenced against the Company seeking damages in an amount against which the Company is not insured exceeding $2,500,000;

(xi)    an action, suit or proceeding not in the ordinary course of business is commenced against the Company seeking damages in an amount against which the Company is not insured exceeding $2,500,000;

(xii)    the Company enters into a transaction or a series of transactions that would trigger the “twenty percent rule” if the Company’s common stock is listed for trading on the New York Stock Exchange, the American Stock Exchange, the Nasdaq or the Nasdaq Capital Market, notwithstanding the fact that the Company’s common stock is not listed for trading on such markets;

(xiii)    a decline in the value of the Pledged Shares (as defined in Section 14 of this Note) in an amount equal to less than two and one-quarters (2.25) times the Maturity Amount, measured by the average daily volume weighted average price of the Company's common stock for the five (5) trading days subsequent to the most recent weekly anniversary date of this Note ; provided that, sufficient True-up Shares are not delivered by the Company to the Holder on or prior to 5 business days after such a decline in value; or

(xiv)    a decline in the value of the Pledged Shares in an amount equal to less than the Maturity Amount, measured by the closing bid price of the Company common stock on the trading day prior to such a decline in value.

Upon the occurrence and during the continuation of any Event of Default specified in this Section 3, at the option of the Holder the Company shall pay to the Holder an amount equal to the sum of (1) the outstanding principal amount of this Note plus (2) accrued and unpaid default interest, if any, thereon at the rate provided in this Note to the date of payment, (X) the Holder shall be entitled to exercise all rights and remedies under the Stock Pledge Agreement and Guaranty, and (Y) the Holder shall be entitled to exercise all other rights and remedies available at law or in equity

Section 4.    Interest Rate Limitation. The parties intend to conform strictly to the applicable usury laws in effect from time to time during the term of the Loan. Accordingly, if any transaction contemplated hereby would be usurious under such laws, then notwithstanding any other provision hereof: (i) the aggregate of all interest that is contracted for, charged, or received under this Agreement or under any other Loan Document shall not exceed the maximum amount of interest allowed by applicable law (the "Highest Lawful Rate"), and any excess shall be promptly credited to Borrower by Lender (or, to the extent that such consideration shall have been paid, such excess shall be promptly refunded to Borrower by Lender); (ii) neither Borrower nor any other Person now or hereafter liable hereunder shall be obligated to pay the amount of such interest to the extent that it is in excess of the Highest Lawful Rate; and (iii) the effective rate of interest shall be reduced to the Highest Lawful Rate. All sums paid, or agreed to be paid, to Lender for the use, forbearance, and detention of the debt of Borrower to Lender shall, to the extent permitted by applicable law, be allocated throughout the full term of the Note until payment is made in full so that the actual rate of interest does not exceed the Highest Lawful Rate in effect at any particular time during the full term thereof. If at any time the rate of interest under the Note exceeds the Highest Lawful Rate, the rate of interest to accrue pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement, to the Highest Lawful Rate, but any subsequent reductions in the Base Rate shall not reduce the interest to accrue pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued equals the amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had at all times been in effect. If the total amount of interest paid or accrued pursuant to this Agreement under the foregoing provisions is less than the total amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had been in effect, then Borrower agrees to pay to Lender an amount equal to the difference between (x) the lesser of (A) the amount of interest that would have accrued if the Highest Lawful Rate had at all times been in effect, or (B) the amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had at all times been in effect, and (y) the amount of interest accrued in accordance with the other provisions of this Agreement.

Section 5.    Right of First Refusal. From the date hereof until the one hundred eightieth (180th) day following the date that all the outstanding principal amount of this Note is repaid by the Company, upon any financing (a “Subsequent Financing”) by the Company of its common stock or securities convertible or exercisable into shares of common stock, the Holder shall have the right to participate in up to 100% of such Subsequent Financing. At least five (5) Business Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Holder a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask the Holder if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of the Holder, and only upon a request by the Holder, for a Subsequent Financing Notice, the Company shall promptly, but no later than one Business Day after such request, deliver a Subsequent Financing Notice to the Holder. Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, and attached to which shall be a term sheet or similar document relating thereto. The Holder shall notify the Company by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after receipt of the Subsequent Financing Notice of its willingness to provide the Subsequent Financing on the terms described in the Subsequent Financing Notice, subject to completion of mutually acceptable documentation. If the Holder fails to notify the Company of its willingness to provide all of the Subsequent Financing, the Company may effect the Subsequent Financing. Notwithstanding the foregoing, this Section 5 shall not apply in respect of the issuance of (a) shares of common stock or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the Board of Directors of the Company, (b) securities upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the date of this Note, (c) securities issued pursuant to a merger, acquisition or strategic transaction approved by a majority of the Board of Directors of the Company (collectively, “Excluded Issuances”).

Section 6.    Prepayment.

(a)    The Company shall have the right to prepay this Note in whole or in part thereon prior to the Maturity Date.

(b)    The Company shall give at least five (5) business days, but not more than ten (10) business days, written notice of any intention to prepay this Note prior to the Maturity Date to the Holder which notice shall specify the “Prepayment Date”.

Section 7.    Definitions. For the purposes hereof, the following terms shall have the following meanings:

"Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

"Change of Control Transaction" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 49% of the voting securities of the Company coupled with a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, or (ii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, unless following such transaction, the holders of the Company's securities continue to hold at least 40% of such securities following such transaction. The execution by the Company of an agreement to which the Company is a party or by which it is bound providing for any of the events set forth above in (i) or (ii) does not constitute the occurrence of the event until after the event in fact occurs.

Section 8.    Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Company.

Section 9.    If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

Section 10.    Choice of Law and Venue; Submission to Jurisdiction; Service of Process.

(a)    THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF). THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF FLORIDA, STATE OF FLORIDA OR, AT THE SOLE OPTION OF HOLDER, IN ANY OTHER COURT IN WHICH HOLDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY.

(b)    COMPANY HEREBY SUBMITS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

(c)    COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT, OR OTHER PROCESS ISSUED IN ANY ACTION OR PROCEEDING AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT, OR OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO COMPANY.

(d)    NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF HOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY HOLDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

(e)
To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Note.

Section 11.    Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

Section 12.    If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Section 13.    Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next calendar month, the preceding Business Day in the appropriate calendar month).

Section 14.    Security. The obligation of the Company for payment of principal, interest and all other sums hereunder, in the event of a default and failure of the Company to perform hereunder, is secured by the pledge of 130,000,000 shares of common stock (the “Pledged Shares”) by the Company as Pledgor under the terms and conditions of a Stock Pledge Agreement, and a Guaranty executed and delivered by Timothy Roberts.

Section 15.    Payment of Legal Fees. The Company shall pay legal fees and expenses incurred by the Holder in connection with negotiating and entering into the Note in an amount not to exceed Five Thousand ($5,000) Dollars.

Section 16.    Waiver of Jury Trial.

THE COMPANY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE . COMPANY REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer duly authorized for such purpose, as of the date first above indicated.

PHANTOM ENTERTAINMENT, INC.

By:  /s/ Greg Koler

Name:  Greg Koler
Title:  Chief Executive Officer